EXHIBIT 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 3, 2025 relating to the financial statements of MARA Holdings, Inc. (the “Company”) and the effectiveness of internal control over financial reporting of the Company appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2024.

We were dismissed as auditors as of March 6, 2025.

/s/ Marcum LLP

Costa Mesa, CA

December 30, 2025